Exhibit 99.1

Hatteras Financial Corp. Announces Third Quarter 2012 Financial Results

WINSTON-SALEM, N.C.--(BUSINESS WIRE)--October 23, 2012--Hatteras Financial Corp. (NYSE: HTS) (“Hatteras” or the “Company”) today announced financial results for the quarter ended September 30, 2012.

Third Quarter 2012 Highlights

  Generated net income of $0.83 per weighted average share
  Declared an $0.80 per share dividend
  Quarter end book value of $29.60 per share, up 7.8% from June 30, 2012
  Earned a net return on average equity of 11.64%
  Realized average net interest spread of 1.22%
  Weighted average constant prepayment rate of 20.5
  Annualized total expense ratio of 0.84% of average shareholders’ equity
  Issued $278.3 million of preferred stock at an annual rate of 7.625%

Third Quarter 2012 Results

During the quarter ended September 30, 2012, the Company earned net income of $82.0 million, or $0.83 per diluted common share, compared to net income of $89.1 million, or $0.91 per diluted common share, during the quarter ended June 30, 2012. Net interest income for the quarter ended September 30, 2012 was $79.6 million, compared to $83.0 million for the quarter ended June 30, 2012 reflecting the continued compression of net interest margin. The Company’s average earning assets increased to $24.4 billion for the third quarter of 2012 from $21.1 billion in the second quarter of 2012 as the Company deployed the proceeds from its $278.3 million preferred stock offering completed in the third quarter of 2012. The Company’s net interest margin decreased to 1.22% for the third quarter of 2012 from 1.49% in the second quarter of 2012 as a result of compression in portfolio yield. The Company’s cost of funds (including hedges) was 0.94%, unchanged from the second quarter of 2012. The Company’s average repurchase agreement (repo) rate for the third quarter of 2012 was 0.41%, up from 0.36% in the second quarter of 2012. The weighted average interest rate on interest rate swaps declined from 1.54% in the second quarter of 2012 to 1.48% in the third quarter as maturing swaps were generally replaced with new lower-cost swap positions. Operating expenses were relatively flat with prior quarter at $6.0 million for the third quarter of 2012 versus $6.1 million for the second quarter of 2012. Total annualized expenses were 0.84% of average shareholders’ equity for the quarter ended September 30, 2012, slightly below the previous quarter at 0.88%.

“We are pleased with our third quarter results,” said Michael R. Hough, the Company’s Chief Executive Officer “especially considering recent changes we’ve seen in the rate markets. While we reduced our common dividend by $0.10 per share, it was appropriate given the current market and our consistent approach to the business. We have no interest in reaching for return, especially in this market, where yield and spread products in general have further declined to new lows.”

“On the equity side of the balance sheet, we are pleased that our book value per share was up 7.8% from June 30, 2012. During the quarter our portfolio realized the combined benefits of lower interest rates, a significant basis change in mortgage-backed securities, and the opportune timing of our preferred stock offering in August. We were pleased to have had access to this market for the first time and for the attractive cost of this long term capital. Also, we were able to invest the proceeds quickly into securities that directly benefitted from the Federal Reserve’s new quantitative easing program.”

Dividend

The Company declared a dividend of $0.80 per share of common stock with respect to the quarter ended September 30, 2012, compared to a $0.90 per share dividend for the quarter ended June 30, 2012. Using the closing share price of $28.19 on September 30, 2012, the third quarter dividend equates to an annualized dividend yield of 11.4%.

The Company declared a dividend of $0.254167 per share of the Company's 7.625% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock") with respect to the quarter ended September 30, 2012. The dividend represents the pro-rated dividend for the period from the issuance date of the Series A Preferred Stock through October 14, 2012, based on a quarterly dividend of $0.4765625 per share.

Preferred Stock Offering

On August 27, 2012, the Company completed a public offering of 11,500,000 shares of its Series A Preferred Stock, including 1,500,000 shares issued pursuant to the underwriters’ overallotment option. The Series A Preferred Stock was sold at a gross price of $25.00 per share, resulting in net proceeds of $278.3 million after payment of the underwriting discount and other expenses. The Series A preferred stock pays dividends quarterly at a rate of 7.625% per year. The offering was the Company’s first issuance of preferred equity.

Portfolio

The Company’s weighted average earning assets, consisting of residential mortgage securities issued by Fannie Mae and Freddie Mac (“agency securities”), grew to $24.4 billion for the quarter ended September 30, 2012, compared to $21.1 billion for the previous quarter. The portfolio’s weighted average coupon was 2.99% for the third quarter of 2012, compared to 3.18% for the second quarter of 2012, reflecting lower rates on new security purchases. The annualized yield on average assets was 2.16% for the third quarter of 2012, compared to 2.43% for the second quarter of 2012.

At September 30, 2012, the Company’s portfolio of agency securities consisted of 83.2% of adjustable-rate agency securities and 16.8% of 15-year fixed-rate agency securities. At September 30, 2012, the Company owned $22.0 billion of adjustable-rate agency securities with a weighted average coupon of 3.07% and a weighted average cost basis of $102.71, and $4.4 billion of 15-year fixed-rate agency securities with a weighted average coupon of 2.63%, and a weighted average cost basis of $103.55. The Company’s adjustable-rate agency securities portfolio at September 30, 2012 is summarized below.

(dollars in thousands)	% of ARM	Current	Weighted Avg.	Weighted Avg. Amortized		Weighted Avg.
Months to Reset	Portfolio	Face value	Coupon	Purchase Price	Amortized Cost	Market Price	Market Value
0-12	5.0%	$ 1,023,762	4.40%	$ 101.28	$ 1,036,872	$ 107.17	$ 1,097,137
13-24	2.0%	419,020	3.99%	$ 101.63	425,862	$ 106.68	447,006
25-36	10.9%	2,252,591	3.83%	$ 102.32	2,304,796	$ 105.96	2,386,779
37-48	16.5%	3,445,028	3.13%	$ 102.43	3,528,608	$ 105.10	3,620,883
49-60	16.8%	3,508,827	2.70%	$ 102.82	3,607,928	$ 105.03	3,685,378
61-72	15.4%	3,193,506	3.32%	$ 102.51	3,273,586	$ 106.04	3,386,420
73-84	30.6%	6,366,502	2.57%	$ 103.26	6,573,917	$ 105.41	6,710,844
85-96	0.3%	70,091	3.55%	$ 103.81	72,763	$ 106.47	74,625
97-108	0.1%	17,793	3.64%	$ 103.50	18,416	$ 106.20	18,897
109-120	2.4%	499,404	2.85%	$ 103.49	516,823	$ 105.69	527,831
Total ARMS	100.0%	$ 20,796,524	3.07%	$ 102.71	$ 21,359,571	$ 105.57	$ 21,955,800

During the third quarter of 2012, the expense of amortizing the premium on the Company’s securities was $47.2 million, compared to $35.9 million during the second quarter of 2012. The weighted average principal repayment rate (scheduled and unscheduled principal payments as a percentage of the weighted-average portfolio, on an annual basis) during the third quarter of 2012 was 27.6%, compared to 25.4% during the second quarter of 2012. The Company’s weighted average one-month constant prepayment rate (“CPR”) for the quarter ended September 30, 2012 was 20.5 annualized, as compared to 19.7 for the quarter ended June 30, 2012. CPR measures the unscheduled repayment rate as a percentage of principal on an annualized basis.

Portfolio Financing and Leverage

At September 30, 2012, the Company financed its portfolio with approximately $23.6 billion of borrowings under repurchase agreements bearing fixed interest rates until maturity. The Company’s repurchase debt-to-shareholders’ equity ratio at September 30, 2012, was 7.3 to 1, down from 7.5 to 1 at June 30, 2012. At September 30, 2012, the Company’s repurchase agreements had a weighted average remaining term of approximately 24 days. The Company also uses interest rate swap agreements to synthetically extend the fixed interest period of these liabilities and hedge against the interest rate risk associated with financing the Company’s portfolio. As of September 30, 2012, the Company had entered into interest rate swaps with a notional amount of $10.9 billion. The swap agreements, which are indexed to 30-day LIBOR, have an average remaining term of 34 months at an average fixed rate of 1.48%. Included in these totals are $2.8 billion of forward-starting interest rate swaps which begin over the next 17 months.

Book Value

The Company’s book value (shareholders’ equity less preferred stock liquidation preference) per common share on September 30, 2012 was $29.60, an increase of $2.15, from the per share book value of $27.45 on June 30, 2012. The increase in book value during the quarter was due to the increase in the value of the Company’s agency securities exceeding the increase in loss on the Company’s interest rate swap contracts. On a per share basis, the per share book value at September 30, 2012 consisted of $25.14 of common equity, $0.05 of retained earnings, $7.16 of unrealized gains on agency securities, and offset by $2.75 of unrealized losses on interest rate swaps.

Conference Call

The Company will host a conference call at 10:00 a.m. EDT on Wednesday October 24, 2012, to discuss financial results for the third quarter ended September 30, 2012. To participate in the event by telephone, please dial (877) 317-6789 five to 10 minutes prior to the start time (to allow time for registration) and ask to join the “Hatteras Financial” conference call. International callers should dial (412) 317-6789. Canada callers should dial (866) 605-3852. A digital replay of the call will be available on Wednesday, October 24, 2012 at approximately 12:00 noon ET through Thursday, November 1, 2012 at 9:00 a.m. ET. Dial (877) 344-7529 and enter the conference ID number 10020096. International callers should dial (412) 317-0088 and enter the same conference ID number. The conference call will also be webcast live over the Internet and can be accessed at Hatteras' web site at www.hatfin.com. To monitor the live webcast, please visit the web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An audio replay of the event will be archived on Hatteras' web site.

About Hatteras Financial Corp.

Hatteras Financial is a real estate investment trust formed in 2007 to invest in single-family residential mortgage pass-through securities guaranteed or issued by U.S. Government agencies or U.S. Government-sponsored entities, such as Fannie Mae, Freddie Mac or Ginnie Mae. Based in Winston-Salem, N.C., Hatteras is managed and advised by Atlantic Capital Advisors LLC. Hatteras is a component of the Russell 1000® index.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believe,"”will,” "expect," "intend," "anticipate," "estimate,"”should,” "project" or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Forward-looking statements in this press release include statements about the current market, mortgage rates, net interest margins and the Company’s long-term return profile. Factors that may cause actual results to differ materially from current expectations include the risk factors discussed in the Company’s Annual Report on Form 10-Kfor the year ended December 31, 2011, as updated by the Company’s Quarterly Reports on Form 10-Q. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Table 1

Hatteras Financial Corp.
Balance Sheets

(Dollars in thousands, except per share amounts)	(Unaudited)
	September 30, 2012	December 31, 2011
Assets

Mortgage-backed securities, at fair value
(including pledged assets of $24,857,784 and $17,012,472 at September 30, 2012	$26,375,137	$17,741,873
and December 31, 2011, respectively)
Cash and cash equivalents	150,846	347,045
Restricted cash	302,180	237,014
Unsettled purchased mortgage-backed securities, at fair value	120,478	49,630
Accrued interest receivable	80,056	63,025
Principal payments receivable	182,195	105,333
Debt security, held to maturity, at cost	15,000	15,000
Other assets	49,795	27,799
Total assets	$27,275,687	$18,586,719

Liabilities and shareholders’ equity
Repurchase agreements	$23,583,180	$16,162,375
Payable for unsettled securities	118,925	48,999
Accrued interest payable	4,729	4,596
Interest rate hedge liability	273,120	219,167
Dividend payable	81,118	69,141
Accounts payable and other liabilities	2,059	2,253
Total liabilities	$24,063,131	$16,506,531

Shareholders’ equity:
7.625% Series A Cumulative Redeemable Preferred stock, $.001 par value, 25,000,000 shares authorized, 11,500,000 shares issued and outstanding at September 30, 2012
and none at December 31, 2011 ($287,500 aggregate liquidation preference)	278,263	–
Common stock, $.001 par value, 200,000,000 shares authorized,
98,809,404 and 76,823,220 shares issued and outstanding at
September 30, 2012 and December 31, 2011, respectively	99	77
Additional paid-in capital	2,493,704	1,904,748
Retained earnings	5,266	2,041
Accumulated other comprehensive income	435,224	173,322
Total shareholders’ equity	3,212,556	2,080,188
Total liabilities and shareholders’ equity	$ 27,275,687	$ 18,586,719

Table 2

Hatteras Financial Corp.
Statements of Income
(Unaudited)

(Dollars in thousands, except per share amounts)	Three months	Three months	Nine months	Nine months
	Ended	Ended	Ended	Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011

Interest income:
Interest income on mortgage-backed securities	$131,940	$110,125	$373,420	$310,248
Interest income on other investments	387	380	1,160	1,051
Interest income	132,327	110,505	374,580	311,299

Interest expense	52,767	40,259	140,045	102,363

Net interest income	79,560	70,246	234,535	208,936

Operating expenses:
Management fee	4,557	3,572	12,711	10,195
Share based compensation	447	334	1,301	735
General and administrative	1,040	688	3,269	1,992
Total operating expenses	6,044	4,594	17,281	12,922

Other income:
Gain on sale of mortgage-backed securities	10,534	13,330	25,244	17,735

Net income	84,050	78,982	242,498	213,749
Dividends on preferred stock	2,070	0	2,070	0
Net income available to common shareholders	$81,980	$78,982	$240,428	$213,749

Earnings per share - common stock, basic	$0.83	$1.04	$2.63	$3.05

Earnings per share - common stock, diluted	$0.83	$1.04	$2.63	$3.05

Dividends per share of common stock	$0.80	$1.00	$2.60	$3.00

Weighted average common shares outstanding, basic	98,233,589	75,743,002	91,296,338	70,057,263

Weighted average common shares outstanding, diluted	98,233,589	75,743,002	91,296,338	70,057,263

Table 3

Hatteras Financial Corp
Statements of Comprehensive Income
(Unaudited)

(Dollars in thousands)

	For the three	For the three	For the nine	For the nine
	months ended	months ended	months ended	months ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net income	$84,050	$78,982	$242,498	$213,749

Other comprehensive income:

Net unrealized gains on securities available for sale	222,946	85,953	295,018	182,904
Net unrealized losses on interest rate hedges	(1,382)	(116,032)	(33,116)	(171,600)
Other comprehensive income	221,564	(30,079)	261,902	11,304

Comprehensive income	$305,614	$48,903	$504,400	$225,053

Table 4

Key Statistics (Amounts are unaudited and subject to change)

(in thousands, except per share amounts)
	Three months ended (unaudited)

	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011

Statement of Income Data
Interest income	$132,327	$129,161	$113,092	$114,821	$110,505
Interest Expense	(52,767)	(46,169)	(41,109)	(42,299)	(40,259)
Net Interest Income	79,560	82,992	71,983	72,522	70,246

Gain on sale of mortgage-backed securities	10,534	12,205	2,505	2,841	13,330

Operating Expenses	(6,044)	(6,053)	(5,184)	(4,738)	(4,594)

Net income	84,050	89,144	69,304	70,625	78,982
Dividends on preferred stock	(2,070)	–	–	–	–
Net income available to common shareholders	$81,980	$89,144	$69,304	$70,625	$78,982

Earnings per share - common stock, basic	$0.83	$0.91	$0.89	$0.92	$1.04

Earnings per share - common stock, diluted	$0.83	$0.91	$0.89	$0.92	$1.04

Weighted average shares outstanding	98,234	97,969	77,610	76,606	75,743

Distributions per common share	$0.80	$0.90	$0.90	$0.90	$1.00

Key Portfolio Statistics
Average MBS	$24,414,506	$21,149,623	$17,259,040	$17,608,752	$16,192,903
Average Repurchase Agreements	$22,541,260	$19,599,942	$15,981,764	$16,280,835	$14,884,196
Average Equity	$2,889,126	$2,762,948	$2,113,079	$2,040,843	$2,035,296
Average Portfolio Yield	2.16%	2.43%	2.61%	2.60%	2.72%
Average Cost of Funds	0.94%	0.94%	1.03%	1.04%	1.08%
Interest Rate Spread	1.22%	1.49%	1.58%	1.56%	1.64%
Return on Average Equity	11.64%	12.91%	13.12%	13.84%	15.52%
Average Annual Portfolio Repayment Rate	27.61%	25.42%	25.67%	27.39%	28.55%
Debt to Equity (at period end)	7.3:1	7.5:1	6.2:1	7.8:1	7.9:1
Debt to Additional Paid in Capital at period end)	8.5:1	8.1:1	6.7:1	8.5:1	8.4:1

Note: The average data presented above are computed from the Company’s books and records, using daily weighted values. All percentages are annualized.

Table 5

Mortgage-backed Securities Portfolio as of September 30, 2012 (Amounts are unaudited and subject to change)

(dollars in thousands)	MBS	Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Loss	Gain	Fair Value	% of Total
Agency MBS
Fannie Mae Certificates
ARMS	$ 14,098,876	$ -	$ 410,435	$ 14,509,311	55.0%
Fixed Rate	2,900,357	-	56,611	$ 2,956,968	11.2%
Total Freddie Mae	16,999,233	-	467,046	$ 17,466,279

Freddie Mac Certificates
ARMS	7,260,695	-	185,794	$ 7,446,489	28.2%
Fixed Rate	1,436,190	-	26,179	$ 1,462,369	5.6%
Total Fannie Mae	8,696,885	-	211,973	$ 8,908,858

Total Agency MBS	$ 25,696,118	$ -	$ 679,019	$ 26,375,137

Table 6

ARM Mortgage-backed Securities Portfolio as of September 30, 2012 (Amounts are unaudited and subject to change)

(dollars in thousands)	% of ARM	Current	Weighted Avg.	Weighted Avg.
Months to Reset	Portfolio	Face value (1)	Coupon (2)	Market Price (5)	Market Value (6)
0-12	5.0%	$1,023,762	4.40%	$107.17	$1,097,137
13-24	2.0%	419,020	3.99%	$106.68	447,006
25-36	10.9%	2,252,591	3.83%	$105.96	2,386,779
37-48	16.5%	3,445,028	3.13%	$105.10	3,620,883
49-60	16.8%	3,508,827	2.70%	$105.03	3,685,378
61-72	15.4%	3,193,506	3.32%	$106.04	3,386,420
73-84	30.6%	6,366,502	2.57%	$105.41	6,710,844
85-96	0.3%	70,091	3.55%	$106.47	74,625
97-108	0.1%	17,793	3.64%	$106.20	18,897
109-120	2.4%	499,404	2.85%	$105.69	527,831
Total ARMS	100.0%	$20,796,524	3.07%	$105.57	$21,955,800

Table 7

Repo Borrowings September 30, 2012
(Amounts are unaudited and subject to change)

(dollars in thousands)
	September 30, 2012

		Weighted Average
	Balance	Contractual Rate
Within 30 days	$20,060,323	0.40%
30 days to 3 months	3,522,857	0.41%
3 months to 36 months	-	-
	$23,583,180	0.40%

Table 8

Hatteras Swap Portfolio as of September 30, 2012 (Amounts are unaudited and subject to change)

(dollars in thousands)
		Remaining	Weighted Average
	Notional	Term	Fixed Interest
Maturity	Amount	in Months	Rate in Contract

12 months or less	$900,000	7	2.00%
Over 12 months to 24 months	1,600,000	20	1.92%
Over 24 months to 36 months	4,000,000	31	1.70%
Over 36 months to 48 months	2,400,000	42	1.10%
Over 48 months to 60 months	2,000,000	53	0.88%

Total	$10,900,000	34	1.48%

(dollars in thousands)

Forward Starting Swaps
included above		Average	Weighted Average
	Notional	Term	Fixed Interest
Cash flow beginning in	Amount	in Months	Rate in Contract

12 months or less	$2,200,000	44	0.85%
Over 12 months to 24 months	600,000	38	0.99%

Total	$2,800,000	43	0.88%

CONTACT:
Hatteras Financial Corp.
Kenneth A. Steele, 336-760-9331
Chief Financial Officer
or
CCG Investor Relations
Mark Collinson, 310-954-1343
Partner
www.ccgir.com